UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 20, 2018

RESEARCH FRONTIERS INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-14893	11 -2103466
(STATE OR OTHER JURISDICTION	(COMMISSION	(IRS EMPLOYER
OF INCORPORATION)	FILE NUMBER)	IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE

WOODBURY, NEW YORK 11797-2033

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Kaunas, Lithuania, JULY 23, 2018 – Automotive supplier Continental AG announced on Friday the ground breaking of their new factory in Kaunas, Lithuania. This factory will start producing electronic components for the European market in the second half of 2019, including units for Continental’s Intelligent Glass Control system used to control Research Frontiers’ SPD-SmartGlass.

Research Frontiers patented SPD-Smart light-control film technology allows users to instantly, precisely and uniformly control the shading of glass or plastic products, either manually or automatically. Products using Research Frontiers’ smart glass technology are being used in tens of thousands of cars, aircraft, yachts, trains, homes, offices, museums and other buildings.

Continental indicated that its Intelligent Glass Control system used to control SPD-SmartGlass increases passenger comfort and lowers CO2 emissions by keeping the interior of the vehicle cooler. As a result, smaller, more efficient and lighter air conditioning units could be used. Calculations showed a reduction in CO2 emissions of four grams per kilometer. Current regulations coming into effect in Europe regarding C02 emissions penalize auto makers for not meeting CO2/km emissions targets, and a four gram/km CO2 reduction would result in avoiding €380 ($446) per car in penalties.

Continental also estimates that their Intelligent Glass Control system can increase the driving range of electric vehicles by 5.5%. When compared to conventional automotive glass, Mercedes-Benz reported that the use of SPD-SmartGlass significantly reduces the temperature inside the vehicle by up to 18ºF/10ºC.

Continental also highlighted the safety benefits of its Intelligent Glass Control system in typical driving situations such as when the sun is low on the horizon. Normally the driver has to remove their hand from the steering wheel in order to manually lower the sun visor, resulting in both impaired visibility and a brief decrease in control of the vehicle. Continental’s Intelligent Glass Control system can detect this and instantly darken the tint of the glass in the car automatically.

Continental’s Intelligent Glass Control system also enhances security and privacy. For example, when the vehicle is parked, the windows darken automatically so the inside of the vehicle cannot be seen from the outside. This also protects the interior of vehicles and their occupants from heat, light and harmful UV radiation.

These benefits are demonstrated by this video produced by Contintental showing their Intelligent Glass Control System being used to control the SPD-SmartGlass in every window, a multi-segmented sunroof, and a sunvisor embedded in the windshield of a car.

The new state of the art factory will initially cover 22 thousand square meters, with room for expansion, and is expected to employ over 1,000 people. The energy efficiency of the new factory site has been verified by the internationally recognized LEED Gold certification for sustainability. Continental indicated that it will be investing €95 million ($111 million) over the next five years.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The Research Frontiers press release is also available on the Company’s website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute “forward-looking” statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as “believe”, “estimate”, “project”, “intend”, “expect”, or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management’s current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company’s financial condition and several business factors. Additional information regarding these and other factors may be included in the Company’s quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Research Frontiers Press Release dated July 23, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: July 24, 2018